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ITEM 77I/77Q1(D) - TERMS OF NEW OR AMENDED SECURITIES:

On March 18, 2013, a Form Type 485(b), Accession No. 0001193125-13-112603, an
amendment to the registration statement of Columbia Funds Series Trust II, was filed with the SEC. This amendment registered new classes of shares of the Funds listed below, effective March 19, 2013, and describes the characteristics of the new classes of shares:

            Fund                                    New Share Class
            ----                                    ---------------
            Columbia AMT-Free Tax Exempt Bond Fund        R4
            Columbia Large Core Quantitative Fund         R4
            Columbia Limited Duration Credit Fund          Y
            Columbia Minnesota Tax-Exempt Fund            R4